Exhibit 10.1

INCREMENTAL FACILITY AMENDMENT

by and among

GRAPHIC PACKAGING INTERNATIONAL, LLC,

as Borrower,

THE GUARANTORS PARTY HERETO,

THE INCREMENTAL TERM A-4 LENDERS PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent

Dated as of October 6, 2021

$400,000,000 INCREMENTAL TERM FACILITY

INCREMENTAL FACILITY AMENDMENT

This Incremental Facility Amendment (this “Agreement”), dated as of October 6, 2021, is made by and among GRAPHIC PACKAGING INTERNATIONAL, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors signatory hereto, the Lenders party hereto under the Incremental Term A-4 Facility (defined below) (in such capacity, the “Incremental Term A-4 Lenders”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as Administrative Agent under the Credit Agreement described below (in such capacity, the “Administrative Agent”) and acknowledged and agreed to by GRAPHIC PACKAGING HOLDING COMPANY, a Delaware corporation (“Holding”).

RECITALS:

A.    The Borrower, the other borrowers from time to time party thereto, the Administrative Agent, and the banks and other financial institutions from time to time party thereto (the “Lenders”) have entered into that certain Fourth Amended and Restated Credit Agreement dated as of April 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement.

B.    The Borrower, Holding and the Guarantors have entered into that certain Fourth Amended and Restated Guarantee and Collateral Agreement dated as of April 1, 2021 (as in effect on the date hereof, the “Guarantee and Collateral Agreement”) (i) pursuant to which the Guarantors have guaranteed the payment and performance of the obligations of the Borrower and the other borrowers from time to time party thereto under the Credit Agreement and the other Loan Documents, and (ii) which secures the Obligations of the Loan Parties under the Credit Agreement and other Loan Documents.

C.    The Borrower has notified the Administrative Agent that Graphic Packaging International Europe Holdings B.V., a Netherlands private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“GPI Europe Holdings”), or an Affiliate thereof, proposes to acquire (the “AR Packaging Acquisition”) all of the outstanding equity interests of AR Packaging Group AB, a Swedish limited liability company with reg. no. 559062-9373 (the “Target”) pursuant to that certain Share Purchase Agreement dated as of May 12, 2021 (the “AR Packaging Purchase Agreement”) between GPI Europe Holdings, as buyer, Sarcina Holdings S.a.r.l., a Luxembourg private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, and the other shareholders of the Target party thereto.

D.    In connection with the AR Packaging Acquisition, the Borrower has requested that the Incremental Term A-4 Lenders provide a senior incremental term loan facility (the “Incremental Term A-4 Facility”) in an aggregate principal amount of $400,000,000, to consist of a $400,000,000 Incremental Term A-4 Loan (the “Incremental Term A-4 Loan”). The Incremental Term A-4 Facility is to be documented as an incremental term loan tranche under the Credit Agreement pursuant to this Agreement, all as set forth herein.

E.    The Incremental Term A-4 Lenders are willing to provide the Incremental Term A-4 Facility, on the terms and conditions contained in this Agreement and in subsection 2.6 of the Credit Agreement.

In furtherance of the foregoing, subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein the parties agree as follows:

1.    Incremental Term A-4 Facility.

(a)    Incremental Term A-4 Facility. Pursuant to subsection 2.6 of the Credit Agreement, the Incremental Term A-4 Facility is hereby established under the Credit Agreement on the terms set forth below.

(b)    Principal Amount. The aggregate principal amount of the Incremental Term A-4 Lenders’ Incremental Term Commitments with respect to the Incremental Term A-4 Loan is FOUR HUNDRED MILLION DOLLARS ($400,000,000), and the principal amount of each Incremental Term A-4 Lender’s Incremental Term Commitment to the Incremental Term A-4 Facility is set forth on Schedule I hereto (such commitments, the “Incremental Term A-4 Commitments”). The Borrower’s obligations with respect to the Incremental Term A-4 Loans shall constitute Obligations under the Credit Agreement, and the Incremental Term A-4 Loans will be guaranteed and will rank pari passu in right of payment and security with the Loans outstanding under the Credit Agreement as of the date hereof.

(c)    Availability/Borrowing. The Incremental Term A-4 Commitments shall remain in effect during the period from the Incremental Term A-4 Effective Date to the earliest of (a) January 4, 2022, (b) the Incremental Term A-4 Funding Date (defined below) and (c) the termination in full of the Incremental Term A-4 Facility (such earliest date, the “Incremental Term A-4 Expiration Date”). The Incremental Term A-4 Loans shall be funded in a single drawing on a Business Day occurring on or before the Incremental Term A-4 Expiration Date (the date on which such Incremental Term A-4 Loans are funded, the “Incremental Term A-4 Funding Date”) upon (x) the satisfaction of the conditions precedent set forth in Section 4 hereof and (y) the delivery by the Borrower to the Administrative Agent of a duly executed borrowing notice substantially consistent (where applicable) with Exhibit G (Loan Notice) to the Credit Agreement not later than (x) 1:00 p.m. three (3) Business Days prior to the requested date of Borrowing if the Incremental Term A-4 Loans shall consist of Eurocurrency Loans and (y) 12:00 noon one Business Day prior to the requested date of any Borrowing if the Incremental Term A-4 Loans shall consist of Base Rate Loans. The obligation of the Incremental Term A-4 Lenders to honor such Request for Credit Extension is subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 hereof. Any Incremental Term A-4 Commitment not funded by the Incremental Term A-4 Expiration Date shall be terminated. Amounts borrowed under the Increment Term A-4 Facility that are repaid or prepaid may not be re-borrowed. Each Incremental Term A-4 Loan shall be advanced in Dollars.

(d)    Maturity Date; Repayment; Extension Option.

(i)    Maturity Date; Repayment. The maturity date for the Incremental Term A-4 Loans shall be the earlier of (A) the date that is fifteen (15) months after the Incremental Term A-4 Funding Date and (B) the Springing Maturity Date (defined below) (such earlier date, the “Incremental Term A-4 Maturity Date”). The Borrower shall repay in full the unpaid principal amount of the Incremental Term A-4 Loans on the Incremental Term A-4 Maturity Date (or such earlier date on which the Incremental Term A-4 Loans become due and payable pursuant to subsection 9 of the Credit Agreement).

(ii)    Springing Maturity. Notwithstanding anything in this clause (d), if the Borrower issues bonds or other similar notes in a public offering or Rule 144A or other private placement yielding at least $350,000,000 in gross cash proceeds after the Incremental Term A-4 Effective Date and prior to the scheduled Incremental Term A-4 Maturity Date (the date that is five (5) Business Days after the date of any such issuance, the “Springing Maturity Date”), then the Incremental Term A-4 Maturity Date shall be the Springing Maturity Date.

(iii)    Extension of Incremental Term A-4 Maturity Date.

(A)    Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Incremental Term A-4 Lenders) not earlier than 60 days and not later than 35 days prior to the Incremental Term A-4 Maturity Date hereunder (the “Existing Term A-4 Maturity Date”), make a single request hereunder that each Incremental Term A-4 Lender extend such Lender’s Incremental Term A-4 Maturity Date for twelve (12) months from the Existing Term A-4 Maturity Date.

(B)    Incremental Term A-4 Lender Elections to Extend. Each Incremental Term A-4 Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Term A-4 Extension Notice Date”) that is 20 days prior to the Existing Term A-4 Maturity Date, advise the Administrative Agent whether or not such Incremental Term A-4 Lender agrees to such extension (and each Incremental Term A-4 Lender that determines not to so extend its Existing Term A-4 Maturity Date (a “Non-Extending Term A-4 Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Term A-4 Extension Notice Date) and any Incremental Term A-4 Lender that does not so advise the Administrative Agent on or before the Term A-4 Extension Notice Date shall be deemed to be a Non-Extending Term A-4 Lender. The election of any Incremental Term A-4 Lender to agree to such extension shall not obligate any other Incremental Term A-4 Lender to so agree.

(C)    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date 15 days prior to the Existing Term A-4 Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day).

(D)    Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Existing Term A-4 Maturity Date (in sufficient copies for each Incremental Term A-4 Lender that has agreed to extend their Incremental Term A-4 Maturity Date (each, an “Extending Term A-4 Lender”) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Section 5 of the Credit Agreement and the other Loan Documents are true and correct on and as of the Existing Term A-4 Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 1(d), the representations and warranties contained in subsection 5.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsection 7.1(a) and (b), respectively, and (B) no Default or Event of Default exists or would result therefrom. In addition, on the Incremental Term A-4 Maturity Date of each Non-Extending Term A-4 Lender, the Borrower shall prepay any Incremental Term A-4 Loans outstanding on such date (and pay any additional amounts required pursuant to Section 4.10).

(E)    Amendment. In connection with any extension of the Incremental Term A-4 Maturity Date, the Borrower, the Administrative Agent and each Extending Term A-4 Lender may make such amendments to this Agreement and the Credit Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension. This Section 1(d) shall supersede any provisions in subsection 11.1 in the Credit Agreement to the contrary with respect to the Incremental Term A-4 Loans.

(e)    Interest Rate. The Incremental Term A-4 Loans shall bear interest at a rate equal to (i) the Base Rate plus 0.000%, (ii) the Eurocurrency Rate plus 0.875%, or (iii) the Daily Floating LIBOR Rate plus 0.875%, as selected by the Borrower. Each Base Rate Loan and Daily Floating LIBOR Rate Loan shall bear interest for each day that it is outstanding at the rate per annum set forth above. Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus 0.875%.

(f)    Default Rate. If all or a portion of (i) the principal amount of the Incremental Term A-4 Loans, (ii) any interest payable thereon or (iii) any unused commitment fee or other amount payable under this Agreement or the Credit Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum determined in accordance with Section 1(e) of this Agreement as of such date plus an additional margin of 2% per annum from the date of such non-payment until such amount is paid in full (as well after as before judgment). While any Event of Default specified in subsection 9(f) of the Credit Agreement exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at an interest rate per annum determined in accordance with Section 1(e) of this Agreement as of such date plus an additional margin of 2% per annum to the fullest extent permitted by applicable Laws. In each case, such adjusted rate shall constitute a Default Rate under the Credit Agreement.

(g)    Interest Payment Dates.

(i)     As to any Eurocurrency Loan, Interest Payment Dates shall be the last day of each Interest Period applicable to such Loan and the Termination Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

(ii)     As to any Base Rate Loan or any Daily Floating LIBOR Rate Loan, Interest Payment Dates shall be the first Business Day of each January, April, July and October and the Termination Date of the Facility under which such Loan was made.

(iii)    Interest shall be payable in arrears on each Interest Payment Date and the Incremental Term A-4 Maturity Date, commencing with the first such date to occur after the Incremental Term A-4 Funding Date; provided that the interest accruing pursuant to Section 1(f) of this Agreement shall be payable from time to time on demand.

(h)    Prepayment; Indemnity.

(i)    The Borrower may any time and from time to time, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a duly executed notice of loan prepayment substantially consistent (where applicable) with Exhibit L (Notice of Loan Prepayment) to the Credit Agreement, prepay the Incremental Term A-4 Loans made to it, in whole or in part, without penalty or premium (subject to subsection 4.10 of the Credit Agreement); provided that such notice must be received by the Administrative Agent three (3) Business Days prior to the date fixed for such prepayment. Each such notice shall specify the date and amount of prepayment and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Upon the receipt of any such notice the Administrative Agent shall promptly notify the Incremental Term A-4 Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with the amounts due pursuant to Section 4.10 of the Credit Agreement and accrued interest to such date on the amount prepaid. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of prepayment under this clause (h)(i) if such prepayment would have resulted from a refinancing of the Incremental Term A-4 Loans or other transaction, which refinancing or other transaction shall not have been consummated or shall have otherwise been delayed. Partial prepayments pursuant to this clause (h) shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(ii)    In connection with any mandatory prepayment under subsection 4.2(b) of the Credit Agreement and in accordance with subsection 4.2(c) of the Credit Agreement, the Borrower shall ensure (whether through an additional optional prepayment or otherwise) that the Incremental Term A-4 Loans are prepaid on a ratable basis with the outstanding Term A-1 Loans, Term A-2 Loans and Term A-3 Loans pursuant to subsection 4.2(d) of the Credit Agreement; it being understood that the amount of the prepayment required by subsection 4.2(b) to be applied to the Incremental Term A-4 Loans shall be reduced by the portion of Net Cash Proceeds required to make corresponding mandatory prepayments of any Term A-1 Loans, any Term A-2 Loans, any Term A-3 Loans, any pari passu Incremental Term Loans and any other pari passu Indebtedness incurred pursuant to subsection 8.2(e)(i) or (e)(ii) of the Credit Agreement then outstanding that requires such corresponding mandatory prepayment; provided that (x) such prepayment of the Incremental Term A-4 Loans shall be applied to the principal installment payment of the Incremental Term A-4 Loan due at maturity and (y) any such mandatory prepayment shall be subject to subsection 4.2(g) of the Credit Agreement. Notwithstanding anything to the contrary in this Agreement or in the Credit Agreement, Section 4.10 of the Credit Agreement shall apply to any mandatory prepayment of any portion of the Incremental Term A-4 Loans pursuant to subsection 4.2(b) of the Credit Agreement and to any payment of any portion of the Incremental Term A-4 Loans following an acceleration of the Loans pursuant to Section 9 of the Credit Agreement.

(i)    Use of Proceeds. The proceeds of the Incremental Term A-4 Loans shall be used within five (5) Business Days of the Incremental Term A-4 Funding Date by the Borrower to (A) finance a portion of the AR Packaging Acquisition and (B) to pay or reimburse fees, commissions and expenses in connection therewith.

(j)    Unused Commitment Fee. In consideration of the Incremental Term A-4 Facility, the Borrower agrees to pay to the Incremental Term A-4 Lenders, subject to adjustment as provided in subsection 4.6(e) of the Credit Agreement, an unused commitment fee for the period from and including the 31st day following the Incremental Term A-4 Effective Date through the Incremental Term A-4 Expiration Date, in an amount equal to 0.20% per annum on the daily amount of the outstanding Incremental Term A-4 Commitments, and such amounts shall be payable quarterly in arrears on the second Business Day of each January, April, July and October and on the Incremental Term A-4 Expiration Date.

(k)    Incremental Facility Amendment. The parties hereto agree and acknowledge that for all purposes (i) this Agreement shall be considered an “Incremental Facility Amendment”, (ii) the Incremental Term A-4 Facility provided herein shall be considered an “Incremental Term Facility”, (iii) each Incremental Term A-4 Lender shall be considered an “Incremental Term Lender”, (iv) the borrowings to be made hereunder shall be considered an “Incremental Term Borrowing”, (v) the commitment of each Incremental Term A-4 Lender hereunder to make the Incremental Term A-4 Loan pursuant to the terms hereof shall be considered an “Incremental Term Commitment” and (vi) each Incremental Term A-4 Loan made pursuant hereto shall be considered an “Incremental Term Loan” and a “Term Loan”, in each case as such terms are defined in and used in the Credit Agreement. Furthermore, (x) the parties hereto agree and acknowledge that for all purposes, (i) the Obligations in respect of the Incremental Term A-4 Loan as provided herein shall be considered “Credit Agreement Obligations” and (ii) the Incremental Term A-4 Facility as provided herein shall be considered one of the “Credit Facilities”, in each case as such terms are defined in the Intercreditor Agreement, and (y) the parties hereto agree and acknowledge that for all purposes the Incremental Term A-4 Facility as provided herein constitutes a “Credit Facility” under and as defined in the Indentures (as defined in the Credit Agreement).

(l)    Promissory Note. The Borrower agrees that, in order to evidence a Incremental Term A-4 Lender’s Incremental Term A-4 Loan, the Borrower will execute and deliver to any requesting Incremental Term A-4 Lender a promissory note in form and substance as reasonably satisfactory to the Administrative Agent, with appropriate insertions as to payee, date and principal amount, payable to such Incremental Term A-4 Lender and in a principal amount equal to the unpaid principal amount of the Incremental Term A-4 Loan made by such Incremental Term A-4 Lender to the Borrower.

(m)    Required Incremental Term A-4 Facility Lenders.

(i)    The following definition of “Required Term A-4 Lenders” shall be added to subsection 1.1 of the Credit Agreement.

“Required Term A-4 Lenders”: as of any date of determination, Incremental Term A-4 Lenders holding more than 50% of the total outstanding Incremental Term A-4 Commitments or the Incremental Term A-4 Loans on such date, as applicable; provided that the portion of Incremental Term A-4 Commitments or Incremental Term A-4 Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-4 Lenders.

(ii)    The definition of “Required Facility Lenders” in the Credit Agreement shall be amended to include the following at the end thereof: “and (g) for the Incremental Term A-4 Facility, the Required Term A-4 Lenders”.

(iii)    Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to the Credit Agreement shall be restricted as set forth in the definitions of “Required Term A-4 Lenders”.

(iv)    No waiver and no amendment, supplement or modification of the Credit Agreement nor any other Loan Document shall reduce the percentages specified in the definition of “Required Term A-4 Lenders,” without the written consent of each Incremental Term A-4 Lender (which reduction shall not also require the vote of the Required Lenders).

(v)    Subsection 11.1(d) of the Credit Agreement is amended to add reference to “or the Required Term A-4 Lenders” after the reference to “the Required Incremental Euro Term Facility Lenders” in the 6th line thereof.

2.    Amendments to Credit Agreement. To the extent necessary in connection with the Incremental Term A-4 Facility, and in accordance with subsection 2.6 thereof, the Credit Agreement is hereby deemed amended pursuant to the terms provided above (including Section 1(k)) to incorporate the Incremental Term A-4 Facility as an Incremental Term Facility. The amendments to the Credit Agreement are limited to the extent specifically described herein and no other terms, covenants or provisions of the Credit Agreement are intended to be affected hereby. This Agreement is not a novation of the Credit Agreement, or of any credit facility, guaranty, pledge, security interest or lien provided thereunder or in respect thereof.

3.    Effectiveness of Agreement and Incremental Term A-4 Commitments. This Agreement, including the amendments provided herein, the obligation of each Incremental Term A-4 Lender to provide the Incremental Term A-4 Facility as provided herein shall become effective on the first Business Day on which the following conditions are satisfied or waived (the “Incremental Term A-4 Effective Date”):

(a)    Documents. The Administrative Agent shall have received

(i)    counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor, Holdings, and each Incremental Term A-4 Lender;

(ii)    a promissory note in form and substance as reasonably requested by any Incremental Term A-4 Lender executed by the Borrower in favor of such Incremental Term A-4 Lender; and

(iii)    a certificate, dated the Incremental Term A-4 Effective Date and signed by a Responsible Officer of the Borrower, certifying that, before and after giving effect to the Incremental Term A-4 Facility, (A) the Loan Parties are in compliance with the conditions set forth in subsections 6.2(a) and (b) of the Credit Agreement, it being understood that all references to “the date of such Borrowing” in such subsection 6.2 of the Credit Agreement shall be deemed to refer to the Incremental Term A-4 Effective Date, (B) the Borrower shall be in Pro Forma Compliance (assuming the Incremental Term A-4 Facility is fully drawn), (C) the Incremental Term A-4 Facility is being incurred pursuant solely to clause (a)(ii) of subsection 2.6 of the Credit Agreement and not the Incremental Fixed Amount Basket, (D) the Consolidated Senior Secured Leverage Ratio (after giving pro forma effect to the incurrence of the Incremental Term A-4 Facility assuming such facility is fully drawn) is less than or equal to 3.50 to 1.00, and (E) the Incremental Term A-4 Facility is being incurred utilizing the greater of $400 million and 40% of EBITDA inside maturity basket set forth in clause (c)(iii)(B) of Subsection 2.6 of the Credit Agreement.

(b)    Legal Opinions. The Administrative Agent shall have received the following executed legal opinions (each in form and substance reasonably satisfactory to the Administrative Agent):

(i)    the executed legal opinion of Alston & Bird LLP, special New York counsel to each of Intermediate Holding, the Borrower and the other Loan Parties;

(ii)    the executed legal opinion of Lauren S. Tashma, counsel to each of Intermediate Holding, the Borrower and certain other Loan Parties; and

(iii)    the executed legal opinions of special counsel to the Loan Parties in each jurisdiction where a Guarantor is organized that is not included above.

(c)    Corporate Proceedings of the Borrower and the Guarantors. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors or comparable body of the Borrower and each Guarantor authorizing (i) the execution, delivery and performance of this Agreement, the promissory notes and the other Loan Documents to be executed by such Loan Party in connection with this Agreement, and (ii) the use of the Credit Extensions to the Borrower to occur on the Incremental Term A-4 Funding Date, in each case certified by the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party as of the Incremental Term A-4 Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

(d)    Incumbency Certificates. The Administrative Agent shall have received a certificate of the Borrower, dated as of the Incremental Term A-4 Effective Date, as to the incumbency and signature of the officers of the Borrower executing this Agreement and each other Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

(e)    Governing Documents. The Administrative Agent shall have received (i) copies of the certificate or articles of incorporation and by-laws of the Borrower and each Guarantor, certified as of the Incremental Term A-4 Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party or (ii) certifications of the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party as to the absence of any amendment or change to such governing documents since the Effective Date.

(f)    KYC Information. The Administrative Agent and each Incremental Term A-4 Lender shall have received, at least five (5) Business Days prior to the Incremental Term A-4 Effective Date (or such shorter time as agreed by such Lender), all documentation and other information requested by such Incremental Term A-4 Lender in writing at least five (5) Business Days prior to such date and required by regulatory authorities under applicable “Know Your Customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and beneficial ownership regulations.

(g)    Fees and Expenses. All of the fees and expenses payable on the Incremental Term A-4 Effective Date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Without limiting the generality of the provisions of the last paragraph of subsection 10.3 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Incremental Term A-4 Effective Date specifying its objection thereto.

4.    Conditions to Funding Incremental Term A-4 Loans. The obligation of the Incremental Term A-4 Lenders to fund the Incremental Term A-4 Loans pursuant to Section 1 hereof is subject to the satisfaction of the following conditions precedent:

(a)    Representations and Warranties. Each of (a) the Specified Representations and (b) the Specified Acquisition Agreement Representations (in each case, as defined below) are true and correct in all material respects (or in all respects if otherwise already qualified by materiality or Material Adverse

Effect) on and as of such date. For purposes hereof, (x) “Specified Representations” means the representations and warranties (including to the extent incorporated by reference in other Loan Documents) set forth in Section 5.2(b), Section 5.3(a), the first, third and last sentences of Section 5.4 (but solely as it relates to the execution, delivery and performance of the documents set forth in Section 3(a)(i) and Section 3(a)(ii) above (collectively, the “Amendment Documents”)), Section 5.12, Section 5.14, Section 5.15 and Section 5.24, and (y) “Specified Acquisition Agreement Representations” means such representations and warranties made by the sellers and the Target in the AR Packaging Purchase Agreement as are material to the interests of the Administrative Agent and the Incremental Term A-4 Lenders, but only to the extent that GPI Europe Holdings or its Affiliates have the right to terminate its or its Affiliates’ obligations under the AR Packaging Purchase Agreement (or the right not to consummate the AR Packaging Acquisition pursuant to the AR Packaging Purchase Agreement) as a result of a failure of such representations and warranties to be true and correct.

(b)    No Specified Default. No Event of Default under subsections 9(a) or (f) of the Credit Agreement shall have occurred and be continuing on such date or after giving effect to the Credit Extensions requested to be made on such date.

(c)    Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements set forth herein and in the Loan Documents.

(d)    AR Packaging Acquisition. The AR Packaging Acquisition shall have been consummated, or shall be consummated within five (5) Business Days after the funding of the Incremental Term A-4 Loans, in accordance with the terms of the AR Packaging Purchase Agreement (without giving effect to any amendment, modification, waiver or consent thereunder that is materially adverse to the interests of the Lenders (in their capacities as such) and/or the Administrative Agent, either individually or in the aggregate).

(e)    Fees and Expenses. All of the fees and expenses payable on or prior to the funding date in respect of the Incremental Term A-4 Facility shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

5.    Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments, agreements and acknowledgements set forth herein and hereby confirms and ratifies in all respects the Guarantee and Collateral Agreement (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments, agreements and acknowledgements contemplated hereby, including without limitation, such Guarantor’s payment and performance obligations with respect to the Incremental Term A-4 Loan made pursuant to the Incremental Term A-4 Facility) and the enforceability of the Guarantee and Collateral Agreement against such Guarantor in accordance with its terms. Notwithstanding the foregoing, the parties hereto acknowledge and agree that any Liens granted under any Security Documents on any property also granted to or held by the Administrative Agent under any Loan Document shall be released on any Collateral/Covenant Release Date as provided in the Credit Agreement.

6.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    Each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to the Credit Agreement or any other Loan Document, is (except to the extent that they relate to a particular date, in which case they shall remain true and correct as of such particular date) true and correct in all material respects (or in all respects if otherwise already qualified by materiality or Material Adverse Effect) on and as of the date hereof as if made on and as of the date hereof; provided that for purposes of this Section 6(a), the representations and warranties contained in subsection 5.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsection 7.1(a) and (b) of the Credit Agreement, respectively.

(b)    The Persons appearing as Subsidiary Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Subsidiary Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents.

(c)    This Agreement has been duly authorized, executed and delivered by Intermediate Holding, the Borrower and the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

(d)    No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Agreement and the amendments contemplated hereby.

7.    Election and Consent. The Company has previously made an election to treat the AR Packaging Acquisition as a Limited Conditionality Acquisition, and the Lenders have previously consented to such election, pursuant to that certain Amendment No. 1 to Fourth Amended and Restated Credit Agreement and Fourth Amended and Restated Guarantee and Collateral Agreement and Incremental Facility Amendment dated as of July 23, 2021. Each Lender party hereto acknowledges and consents to such treatment of the AR Packaging Acquisition as a Limited Conditionality Acquisition, including without limitation for purposes of determining the financial ratio incurrence test or condition or the compliance with Sections 8.1 or 8.9 and the implementation of Section 2.6(e). The foregoing consent shall in no way serve to waive compliance with any other terms, covenants or provisions of the Credit Agreement or any other Loan Document, is granted for the limited purposes set forth herein and shall not be deemed to permanently modify the provisions of the Credit Agreement or any other Loan Document through course of conduct, course of dealing or otherwise.

8.    Miscellaneous.

(a)    Entire Agreement. This Agreement, together with all the Loan Documents and the letters executed in connection with this Agreement (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with subsection 11.1 of the Credit Agreement.

(b)    Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

(c)    Fees and Expenses. The Company shall pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, negotiation, execution, and delivery of this Agreement and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, in each case, as set forth in subsection 11.5(a) of the Credit Agreement.

(d)    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each of the Loan Parties agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(e)    Governing Law; Jurisdiction; Waiver of Jury Trial; Etc; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of subsections 11.12, 11.15 and 11.17 of the Credit Agreement.

(f)    Enforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)    References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as modified hereby and as further amended, supplemented or otherwise modified from time to time, and this Agreement shall constitute a Loan Document.

(h)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Incremental Term A-4 Lenders and each of their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in subsection 11.6 of the Credit Agreement.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

GRAPHIC PACKAGING INTERNATIONAL, LLC

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	EVP and Chief Financial Officer

GUARANTORS:

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	EVP and Chief Financial Officer

FIELD CONTAINER QUERETARO (USA), L.L.C.

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	EVP and Chief Financial Officer

Graphic Packaging International, LLC

Incremental Facility Amendment (Term A-4 Loans)

Signature Page

Acknowledged and Agreed as of the

date first set forth above:

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	EVP and Chief Financial Officer

Graphic Packaging International, LLC

Incremental Facility Amendment (Term A-4 Loans)

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Ronaldo Naval
Name:	Ronaldo Naval
Title:	Vice President

Graphic Packaging International, LLC

Incremental Facility Amendment (Term A-4 Loans)

Signature Page

INCREMENTAL TERM A-4 LENDERS:

BANK OF AMERICA, N.A., as an Incremental Term A-4 Lender

By:	/s/ Erron Powers
Name:	Erron Powers
Title:	Director

Graphic Packaging International, LLC

Incremental Facility Amendment (Term A-4 Loans)

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Incremental Term A-4 Lender

By:	/s/ Andrew Payne
Name:	Andrew Payne
Title:	Managing Director

Graphic Packaging International, LLC

Incremental Facility Amendment (Term A-4 Loans)

Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as an Incremental Term A-4 Lender

By:	/s/ Jun Ashley
Name:	Jun Ashley
Title:	Director

Graphic Packaging International, LLC

Incremental Facility Amendment (Term A-4 Loans)

Signature Page

MIZUHO BANK, LTD., as an Incremental Term A-4 Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

Graphic Packaging International, LLC

Incremental Facility Amendment (Term A-4 Loans)

Signature Page

Schedule I

Incremental Term A-4 Commitments and Applicable Percentages

Incremental Term A-4 Lender	Incremental Term A-4 Commitment	Applicable Percentage
Bank of America, N.A.	$130,000,000.00	32.500000000%
Wells Fargo Bank, National Association	$90,000,000.00	22.500000000%
Sumitomo Mitsui Banking Corporation	$90,000,000.00	22.500000000%
Mizuho Bank, Ltd.	$90,000,000.00	22.500000000%

Total:	$400,000,000.00	100.000000000%